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INDEPENDENT AUDITORS' CONSENT

The Board of Directors
MidCity Financial Corporation:

We consent to the use of our report dated January 26, 2001, except for note 21, which is as of April 20, 2001, with respect to the consolidated financial statements of MB Financial Inc., included in the joint proxy statement-prospectus relating to the merger which is incorporated by reference in this registration statement (No. 333-64584) on Form S-8 of MB Financial, Inc.

/s/ KPMG LLP
Chicago, Illinois
November 15, 2001

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INDEPENDENT AUDITORS' CONSENT